Exhibit 4.4

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 17, 2013, among Broadview Networks Holdings, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture (as defined herein).

WITNESSETH

WHEREAS, the Company and the Guarantors party thereto (the “Guarantors”) have heretofore executed and delivered to the Trustee an indenture, dated as of November 13, 2012 (the “Indenture”), providing for the issuance of 10.5% Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, Section 9.01(4) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of the Holders to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees or the Collateral Agreements;

WHEREAS, the amendment contained herein does not adversely affect the legal rights of any Holder;

WHEREAS, the Company, the Guarantors and the Trustee are undertaking to execute and deliver this Supplemental Indenture to add a new covenant that the Indenture shall be governed by the TIA to the same extent as an indenture with an indenture trustee that, in each case, have been qualified under the TIA, and such covenant cannot be rescinded, modified or amended by the Company so long as the Notes are outstanding; and

WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

AMENDMENT TO THE INDENTURE

1. Amendment to the Indenture. Section 9.03 of the Indenture is hereby eliminated in its entirety and replaced with the following:

“SECTION 9.03. Compliance with TIA.

Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements, the Intercreditor Agreement or the Guarantees shall comply with the TIA as then in effect. This Indenture shall be governed by the TIA to the same extent as an indenture with an indenture trustee that, in each case, have been qualified under the TIA, and this Section 9.03 cannot be rescinded, modified or amended by the Company so long as the Notes are outstanding.”

ARTICLE II

MISCELLANEOUS

1. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture and the Notes shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture and the Notes for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

2. Indenture Remains in Full Force and Effect. Except as supplemented by this Supplemental Indenture, all provisions in the Indenture and the Notes shall remain in full force and effect.

3. References to Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context requires otherwise.

4. Conflict with Trust Indenture Act. The Company will comply with the provisions of the TIA. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

5. Severability. If any court of competent jurisdiction shall determine that any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

8. Successors and Assigns. All agreements by the Company in this Supplemental Indenture shall bind its successors and assigns, whether or not so expressed. All agreements by the Trustee in this Supplemental Indenture shall bind its successors, whether or not so expressed.

9. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

10. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability of, or affording protection to, the Trustee, whether or not elsewhere herein so provided.

11. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the state of New York. This Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

12. Counterpart Originals. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

13. Confirmation. Each of the Company and the Trustee hereby confirms and reaffirms the Indenture except as amended and supplemented by this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

BROADVIEW NETWORKS HOLDINGS, INC.

By:

	Name:	MICHAEL K ROBINSON
	Title:	PRESIDENT & CEO

THE BANK OF NEW YORK MELLON, as Trustee and Collateral Agent

By:
Name:
Title:

First Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

BROADVIEW NETWORKS HOLDINGS, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee and Collateral Agent

By:

	Name:	LATOYA S. ELVIN
	Title:	VICE PRESIDENT

First Supplemental Indenture

GUARANTORS:

A.R.C. NETWORKS, INC.
ARC NETWORKS, INC.
ATX COMMUNICATIONS, INC.
ATX LICENSING, INC.
ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC
BRIDGECOM HOLDINGS, INC.
BRIDGECOM INTERNATIONAL, INC.
BRIDGECOM SOLUTIONS GROUP, INC.
BROADVIEW NETWORKS, INC,
BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
BROADVIEW NETWORKS OF VIRGINIA, INC.
BROADVIEW NP ACQUISITION CORP.
BV-BC ACQUISITION CORPORATION
CORECOMM – ATX, INC.
CORECOMM COMMUNICATIONS, LLC
DIGICOM, INC.
EUREKA BROADBAND CORPORATION
EUREKA HOLDINGS, LLC
EUREKA NETWORKS, LLC
EUREKA TELECOM, INC.
EUREKA TELECOM OF VA, INC.
INFOHIGHWAY COMMUNICATIONS CORPORATION
INFO-HIGHWAY INTERNATIONAL, INC.
INFOHIGHWAY OF VIRGINIA, INC.
NEX-I.COM INC.
OPEN SUPPORT SYSTEMS LLC
TRUCOM CORPORATION

By:

Name:	MICHAEL K ROBINSON
Title:	PRESIDENT & CEO

First Supplemental Indenture